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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3, No. 33-63495, and related Prospectus of Williams Holdings of Delaware, Inc. for the registration of $400 million of debt securities and to the incorporation by reference therein of our report dated July 14, 1995, with respect to the consolidated financial statements and schedule of Williams Holdings of Delaware, Inc. included in its Form 10/A to the Form 10 filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

Tulsa, Oklahoma

December 21, 1995